Exhibit 10.1

KELLY SERVICES, INC.

EQUITY INCENTIVE PLAN

(As Amended and Restated February 15, 2017)

Section 1 — Purposes

This KELLY SERVICES, INC. EQUITY INCENTIVE PLAN (the “Plan”) provides for long-term incentive stock-related or other performance-related compensation to selected key employees and directors of the Company or an Affiliated Entity for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior individuals, and it gives those individuals shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Section 2 — Definitions and Rules of Construction

(a) The terms in quotation marks below have the following meanings under the Plan:

“Additional Shares” means immediately vested shares of Company Stock awarded pursuant to Section 9A(c) of the Plan.

“Affiliated Entity” means a corporation, partnership or other business enterprise in which the Company has control as defined in Rule 405 of the Securities Act of 1933.

“Annual Retainer” means the total amount payable in cash or Company Stock to a Director as an annual retainer (excluding meeting fees and committee fees) for services provided by the Director to the Company.

“Award” means a Restricted Award, Performance Award, Other Stock-Based Award, award of Additional Shares, Option, SAR, grant of Company Stock to Directors, or Foreign Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the occurrence of any one or more of the following:

(i) The grantee’s willful and continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from the grantee’s Disability), after a written demand for substantial performance is delivered to the grantee, by the Board or the Chief Executive Officer of the Company, that specifically identifies the manner in which the Board or the Chief Executive Officer believes that the grantee has not substantially performed his or her duties, and the grantee has been given an opportunity, within thirty (30) days following grantee’s receipt of such notice, to meet in person with the Board (or its designee) to explain or defend the alleged act or acts, or failure or failures to act relied upon by the Company and, to the extent such cure is possible, the grantee has not cured such act or acts or failure or failures to act within the thirty (30) day period;

(ii) The grantee’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

(iii) The grantee’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the grantee at the expense of the Company; and

(iv) The grantee’s material breach of the Company’s Code of Business Conduct and Ethics.

Notwithstanding the above, for purposes of this provision, no act or failure to act shall be considered “willful” or “intentional” unless done or omitted to be done, by the grantee in bad faith or without reasonable belief that the grantee’s act or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the grantee in good faith and in the best interests of the Company.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the Class B Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), unless the Board adopts a resolution stating that such events constitute a Change in Control, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (IV) transfers of shares of Company stock shown as beneficially owned by Terence E. Adderley, and any subsequent transfers of such shares, (V) an acquisition by an underwriter who temporarily holds securities pursuant to an offering of such securities, or (VI) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

(ii) Individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Class B Common Stock of the Company or the Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the Class B Common Stock of the Company or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Class B Common Stock of the Company or the Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, more than twenty percent (20%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such Corporate Transaction, except with respect to any Person who had such ownership in the Company prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the documentation or action of the Board resulting in a Corporate Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. The Committee shall be comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities and Exchange Commission. Further, to the extent that the Company determines it desirable to qualify Awards granted hereunder as “qualified performance-based compensation” within the meaning of Section 162(m), the Committee shall be comprised solely of two or more “outside directors” within the meaning of Section 162(m).

“Company” means Kelly Services, Inc.

“Company Stock” means the Class A Common Stock, $1.00 par value, of the Company.

“Director” means any individual who is a member of the Board and is not an Employee.

“Disability” means the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee’s regular occupation with his or her Employer where such inability has existed for at least six continuous months.

“Employee” means an employee of the Company or an Affiliated Entity.

“Employer” means the Company or the Affiliated Entity which employs an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, for any given date, the last sale price for a share of Company Stock as reported by The NASDAQ Stock Market (“Nasdaq”) for that date (or if no such prices are so reported for such date, for the latest preceding date on which such sale prices were so reported). If the Fair Market Value for a given date cannot be determined by reference to a Nasdaq price report, it shall be determined by the reasonable application of a reasonable valuation method that satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(iv)(B).

“Foreign Award” means an award granted pursuant to Section 10 of the Plan.

“Incentive Stock Option” or “ISO” means an Option that meets the requirements of Section 422 of the Code (or any successor provision) and that is identified as intended to be an ISO in the written agreement evidencing the Option.

“Named Executive Officer” means, for purposes of Section 9B, an Employee who is the chief executive officer or among the three highest compensated officers (other than the chief executive officer or the chief financial officer) of the Company for any given fiscal year, whose compensation is subject to disclosure under Exchange Act rules, and who is a Section 16 Reporting Person, and any other individual who is included in the definition of “covered employee” for purposes of Section 162(m) of the Code pursuant to Treasury Regulations or other Internal Revenue Service guidance.

“Nonqualified Stock Option” or “NQSO” means an Option that is not an ISO.

“Option” means an Option to purchase Company Stock granted pursuant to Section 6 of the Plan.

“Other Performance Award” means a cash-denominated award granted under Section 9A or 9B of the Plan which, until vested, is subject to forfeiture.

“Over-10% Owner” means an owner of over 10% of the total combined outstanding voting power of all classes of capital stock of the Company.

“Performance Award” means an award of Performance Shares, Performance Share Units or Other Performance Award.

“Performance Shares” and “Performance Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 9A or 9B of the Plan which, until vested, are subject to forfeiture.

“Protected Information” means trade secrets, confidential and proprietary business information of the Company and Affiliated Entities, and any other information of the Company, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the grantee; provided, however, that information that is in the public domain (other than as a result of a breach of this Plan) is not Protected Information.

“Restricted Award” means an award of Restricted Shares or Restricted Share Units.

“Restricted Shares” and “Restricted Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 8 of the Plan which, until vested, are subject to forfeiture.

“Rule 16b-3” means Securities and Exchange Commission Rule 16b-3, as amended.

“Section 16 Reporting Person” means a person required by Section 16 of the Exchange Act and related rules to file reports concerning such person’s ownership of and transactions in Company equity securities.

“Section 162(m)” means Section 162(m) of the Code (or any successor), together with the related U.S. Department of Treasury regulations.

“Share Unit” means a unit available for award under the Plan which: (1) upon vesting or payout, shall entitle the holder to receive from the Company for each Share Unit vested or paid, a share of Company Stock, and (2) until settled after vesting, or until forfeited, shall entitle the holder to be paid by the Company the equivalent of any cash dividend paid on Company Stock to which the holder would have been entitled if, on the date of grant of such Share Unit, the grantee of the Share Unit had instead been granted a Restricted Share or Performance Share; provided, however, that with respect to Performance Share Units, any cash dividend equivalent shall either be not accrued and payable or be subject to the vesting restrictions applicable to the related Award, at the discretion of the Committee when the Award is granted.

“Solicitation” means to solicit, divert or attempt to solicit or divert from the Company and its Affiliated Entities, any work or business related to the employee staffing and consulting services business, which includes, but is not limited to, direct placement, outplacement, outsourcing, recruitment, recruitment process outsourcing, temporary staffing services, management services, vendor on-site, vendor management, and consulting services (the “Company’s Business”), or otherwise related to any activity that is in competition with the Company and its Affiliated Entities, from any client or customer, or potential client or customer, of the Company and its Affiliated Entities for either grantee or any other entity that may employ, engage, or associate with grantee in any fashion, or have any contact, through business-oriented social networking sites or otherwise, with any client or customer, or potential client or customer, of the Company and its Affiliated Entities for either grantee or any other entity that may employ, engage or associate with grantee in any fashion, for purposes of influencing any such client or customer, or potential client or customer, to not use or not continue to use the Company or its Affiliated Entities for work or business related to the Company’s Business (provided, however, that notwithstanding anything to the contrary contained in this Plan, a grantee may own up to two percent (2%) of the outstanding shares of the capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934). For purposes of this section, “client(s)” or “customer(s)” of the Company and its Affiliated Entities, shall mean any individual, corporation, limited liability company, partnership, proprietorship, firm, association, or any other entity that the Company or its Affiliated Entities has invoiced during the preceding twelve (12) months, and “potential client(s) or customer(s)” shall be any individual, corporation, limited liability company, partnership, proprietorship, firm, association, or any other entity that the grantee knew or should have known was a potential customer through personal knowledge or had any personal exposure through Company meetings or marketing efforts, during the preceding twelve (12) months.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan which, upon exercise, shall entitle the holder to receive from the Company the Fair Market Value of a share of Company Stock on the exercise date minus the Fair Market Value of such a share on the date of grant.

(b) References in this Plan to the “issuance” of shares, to shares “issued” or “issuable,” and the like, include transfers of treasury shares as well as new issuances of authorized but previously unissued shares.

Section 3 — Administration

(a) General. The Plan shall be administered by the Committee, subject to the express limitations set forth in the Plan. The Committee may, by majority vote, grant Awards and determine the type, amount and other terms and conditions of each Award. The Committee shall have authority to prescribe the forms of written agreements to evidence Awards, to interpret the Plan and the provisions of such agreements, to adopt administrative rules and procedures concerning administration of the Plan and to take such other action as it determines to be necessary, advisable, appropriate or convenient for the administration of the Plan in accordance with its purposes, including certifying whether any performance measures have been met.

The Committee may delegate to the chief executive officer of the Company, if also a director, some or all of its authority to grant Awards under the Plan to Employees who are not Section 16 Reporting Persons or Senior Vice Presidents or officers of higher rank, in which case actions taken by the chief executive officer pursuant to such delegated authority shall have the same effect as if taken by the Committee. The chief executive officer shall periodically notify the Committee of any grants made pursuant to such delegation of authority.

The Committee may delegate performance of recordkeeping and other ministerial functions concerning the Plan and its day-to-day operations to such persons as it may specify from time to time.

(b) Repricing. Except for adjustments made pursuant to Sections 14 and 15, absent stockholder approval, neither the Committee nor the Board shall approve a program providing for (i) the cancellation of outstanding Options and/or SARs in exchange for cash or the grant in substitution therefore of new Options and/or SARs having a lower exercise price, (ii) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof, or (iii) the payment, at the time of exercise of an Option or SAR, of a cash bonus or grant or sale of another Award. This paragraph is intended to prohibit the repricing of “underwater” Options or SARs without stockholder approval and will not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

(c) Interpretation and Construction. If an Award is intended to qualify performance-based compensation under Section 162(m), any provision of the Plan that would prevent such Award from so qualifying shall be established and administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

Section 4 — Eligibility for Awards; No Requirement of Uniformity

Any type of Award may be granted to any Employee or Director at any time, except that Foreign Awards may be granted only as permitted under Section 10 of the Plan. The type, amount, timing and other terms and conditions of Awards made to a grantee need not be uniform, comparable or proportionate among grantees.

Section 5 — Maximum Number of Shares; Other Award Limits

(a) Maximum Number of Shares. For purposes of this section, “Affected Shares” are shares of Company Stock that have been issued as Restricted Shares or Units, Performance Awards, Additional Shares or similar Foreign Awards or that have been made subject to future issuance in settlement of Options (whether or not with related SARs), Share Units or Foreign Awards. For a given date, the “Adjustment Period” comprises the Company’s current fiscal year to date, plus its four immediately preceding fiscal years.

The total number of Affected Shares awarded through the Company’s 2017 shareholders meeting shall never exceed 15% of the number of outstanding shares of Company Stock (exclusive of treasury shares) at the end of the immediately preceding Company fiscal year (rounded downward, if necessary to eliminate fractional shares)

(i) minus the sum, for the Adjustment Period, of the numbers of:

(A) Shares awarded as Restricted Shares or Performance Awards

(B) Share Units awarded

(C) Shares made subject to Option grants

(D) Shares issued or granted for future issuance as Foreign Awards.

(ii) plus the sum, for the Adjustment Period, of the numbers of:

(A) Shares as to which Options have expired or terminated for any reason other than exercise of such Options or of related Tandem SARs

(B) Shares as to which Restricted Awards and Performance Awards have been both granted and forfeited

(C) Shares transferred to the Company (actually or constructively) to satisfy the exercise price of outstanding Options.

Stock options, SARs and other equity-based awards assumed by the Company in a merger or acquisition of another company shall not count against the shares available for Award under the Plan.

Commencing with the Company’s 2017 shareholders meeting, the maximum number of shares of Company Stock that may be issued or delivered pursuant to Awards under the Plan shall be 4,700,000. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 14.

(b) ISO Award Limits. The number of shares covered by outstanding ISOs plus the number of shares issued in settlement of exercised ISOs under this Plan may not exceed 4,000,000 shares.

(c) Options, SARs, Restricted Awards, Performance Awards and Other Stock-Based Awards. The number of shares of Company Stock subject to an Option, SAR, Restricted Award, Performance Award or Other Stock-Based Award shall be specified at the time of grant. Subject to the limits on Award amounts set forth in Section 5(b) above, this Section 5(c) and any adjustment under Section 14 of the Plan: (i) the maximum number of shares of Company Stock that may be granted as Options (whether or not in tandem with SARs) during any consecutive five calendar years to any single Employee shall be 750,000; (ii) the maximum number of shares of Company Stock that may be granted in connection with stand-alone SARs during any consecutive five calendar years to any single Employee shall be 750,000; (iii) the maximum number of shares of Company Stock that may be granted in connection with Other Stock-Based Awards during any consecutive five calendar years to any single Employee shall be 750,000; (iv) the maximum number of shares of Company Stock subject to Restricted Awards that may be granted to any single Employee with respect to a single performance period during any consecutive five calendar years to any single Employee shall be 750,000; (v) the maximum number of shares of Company Stock subject to Performance Shares and/or Performance Share Units that may be granted to any single Employee with respect to a single performance period is 500,000 and (vi) the maximum Fair Market Value (determined on the grant date) of Company Stock that may be granted to any single Director with respect to each twelve-month period beginning with each annual shareholder meeting is $500,000.

(d) Cash Denominated Award Limits. The maximum amount of an Other Performance Award payable with respect to any single Employee shall be $2,500,000 multiplied by the number of years included in any applicable performance period(s) (and any applicable fraction for any portion of a performance period of less than one year) relating to such Awards. The maximum amount of cash compensation that may be paid (taking any deferrals into account for the year of the deferral) to any single Director with respect to each twelve-month period beginning with each annual shareholder meeting is $500,000.

(e) Share Usage. In addition to the number of shares of Company Stock provided for in Section 5(a) with respect to Awards granted on the date of or after the Company’s 2017 shareholders meeting, the following shares shall be available for Awards under the Plan: (i) shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such shares and the release of the “substantial risk of forfeiture” under Section 83 of the Code, if applicable; (ii) shares covered by an Award that is settled only in cash; (iii) shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); and (iv) any Shares from Awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, the following shares issued or delivered under this Plan shall not again be available for grant as described above with respect to Awards granted on the date of or after the Company’s 2017 shareholders meeting: Shares tendered in payment of the exercise price of an Option, shares withheld by the Company or any Affiliated Entity to satisfy a tax withholding obligation, and shares that are repurchased by the Company with Option proceeds. Without limiting the foregoing, with respect to any SAR that is settled in shares, the full number of shares subject to the Award shall count against the number of shares available for Awards under the Plan regardless of the number of shares used to settle the SAR upon exercise. This Section 5(e) shall apply to the number of shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

Section 6 — Options

(a) Incentive Stock Options and Nonqualified Stock Options. At the time of the grant of an Option, the Committee shall specify whether it is intended to be an Incentive Stock Option or a Nonqualified Stock Option, and the agreement evidencing such Option shall designate the Option accordingly. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares with respect to which ISOs are exercisable for the first time by the grantee during any calendar year exceeds $100,000 (or such other amount as permitted by Code Section 422(d)) such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6(a), ISOs shall be taken into account in the order in which they were granted. The Committee may prescribe such terms and conditions for an ISO grant, other than those specified in the Plan, as it deems desirable to qualify the Option as an incentive stock option under the Code. If an Option (or any portion thereof) intended by the Committee to be an ISO fails to qualify as an ISO, either at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or such portion), and instead the nonqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option regardless of its designation in the grant and in the Option agreement.

(b) Exercisability. The time at which any portion of an Option first becomes exercisable (which may be at or after the date of grant) and the latest date on which the Option may be exercised (the “expiration date”) shall be as specified at the time of grant, provided that no Option shall be exercisable prior to twelve (12) months of continued service by a grantee following the date of grant, except as otherwise provided in the Option Award or this Plan for termination of service for death or Disability, or pursuant to Section 15. However, the expiration date for any ISO granted to an Over-10% Owner may be no later than five years after the grant, and the expiration date for any other Option may be no later than ten years after the date of grant. The Committee may, in its discretion, accelerate the exercisability of any portion of an Option or provide for automatic acceleration of exercisability of any portion of an Option upon the occurrence of such events as it may specify, such as upon the death or Disability of a grantee. However, no acceleration of exercisability of any portion of an ISO shall be effective without the consent of the Option holder if such acceleration would cause the ISO or any other ISO of such holder (or any portion thereof) to become a Nonqualified Stock Option. During the lifetime of the grantee of an Option, the Option may be exercised only by the grantee or the grantee’s legal representative.

(c) Exercise Price. Unless a higher price is specified at the time of grant, the per share exercise price of each Option shall be the Fair Market Value of a share of Company Stock on the date of grant, except that the per share exercise price of any ISO granted to an Over-10% Owner shall be at least 110% of such Fair Market Value on the grant date.

(d) Exercise Procedures and Payment. The holder of an exercisable Option (or Option portion) may exercise it in whole or in part by complying with such procedures for exercise as are then in effect and tendering payment in full of the aggregate exercise price for the number of shares in respect of which the Option is then being exercised. Except to the extent further restricted or limited at the time of grant, payment may be made (1) entirely in cash, (2) by delivery of whole shares of Company Stock owned by the Option holder for more than six months on the date of surrender, (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan or (4) by any combination of the foregoing methods of payment. Any shares delivered in payment shall be valued at their Fair Market Value on the date of delivery.

(e) Effect of Employment or Service Termination. The Committee shall determine the disposition of the grant of each Option in the event of the disability, death or other termination of employment of an Employee or termination of service as a Director.

Section 7 — Stock Appreciation Rights

(a) Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Stand-Alone SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

(b) Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (i) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option (but not less than the Fair Market Value per share of Company Stock on the effective date of grant of the SAR) and (ii) the exercise price per share subject to a Stand-Alone SAR shall not be less than the Fair Market Value of a share of Company Stock on the effective date of grant of the SAR.

(c) Exercisability and Termination.

(i) Tandem SARs. Tandem SARs shall be exercisable as follows, subject to such other provisions as the Committee may specify when the Tandem SAR is granted:

(A) The only persons entitled to exercise such SARs shall be the holder of the related Option or such holder’s legal representative

(B) The expiration date of such SARs shall be the same as that of the related Option

(C) SARs shall be exercisable if (and only if) and to the extent that the related Option is then exercisable, except that SARs shall not be exercisable by a Section 16 Reporting Person at any time within six months after the date on which the SARs were granted even if the related Option is then exercisable

(D) Exercise of SARs shall automatically terminate the related Option with respect to the same number of shares as the number of SARs being exercised

(E) Exercise, cancellation or termination of an Option shall automatically terminate the same number of related SARs as the number of shares with respect to which the Option is being exercised, canceled or terminated

(F) Tandem SARs related to an Incentive Stock Option shall be exercisable only when the then Fair Market Value of a share of Company Stock exceeds the exercise price of the Incentive Stock Option.

(ii) Stand-Alone SARs. Stand-Alone SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award agreement evidencing such SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and further provided that no SAR shall be exercisable prior to twelve (12) months of continued service by a grantee following the date of grant, except as otherwise provided in the SAR Award or this Plan for termination of service for death or Disability, or pursuant to Section 15.

(d) Exercise Procedures and Settlement Elections. Exercisable SARs may be exercised at any time in accordance with such exercise procedures as are then in effect. Except to the extent further restricted at the time of grant, at or prior to exercise of SARs, the holder may elect to have the exercised SARs settled (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the holder and the balance in whole shares of Company Stock plus cash in lieu of any fractional share. If no election is made, the SARs shall be settled in any of the foregoing manners as the Committee shall determine. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

(e) Effect of Termination of Employment. A SAR shall be exercisable after a grantee’s termination of employment to the extent and during such period as determined by the Committee, in its discretion, and as set forth in the Award agreement evidencing such SAR.

Section 8 — Restricted Awards

(a) General. Awards of Restricted Shares are awards of actual Company Stock, while Awards of Restricted Share Units are awards that may consist of Company Stock, cash equivalents of Company Stock, or a combination of both. The restrictions that may be imposed relate to possession, vesting and conditions to vesting, payment of dividends and potential forfeiture.

(b) Restriction Period. At the time of grant of a Restricted Award, the Committee shall establish a period of no less than twelve months with respect to such Restricted Award, which period (the “restriction period”) shall commence on the date of grant or such other date selected by the Committee. The Committee may provide for such restriction period to lapse in installments. The Committee may impose such restrictions or conditions to the vesting of a Restricted Award as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Restricted Award, that the grantee or the Company achieves such performance goals as the Committee may specify. If a Restricted Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B that otherwise apply to Performance Awards must also be satisfied with respect to such Restricted Award in order for a grantee to be entitled to payment.

(c) Vesting and Forfeiture. If the grantee of a Restricted Award remains an Employee or Director throughout the applicable restriction period, and any other conditions imposed by the Committee are satisfied, the entire Restricted Award shall become fully vested and no longer subject to forfeiture at the end of the restriction period. If the grantee ceases to be an Employee or Director during the restriction period due to death or Disability (including during the first twelve months following the date of grant), the Award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of such Award shall be forfeited, unless the Committee determines to waive such forfeiture, in whole or in part, and vest those Shares or Units. If the grantee otherwise ceases to be an Employee or Director during the restriction period, the Committee shall determine the disposition of the Award.

(d) Restricted Share Certificates and Dividends or Distributions. Restricted Shares shall be issued to the grantee as promptly as practicable after the grant, but the certificates representing such Restricted Shares shall bear an appropriate legend and shall be held by the Company. Non-cash dividends or other distributions upon Restricted Shares shall be retained and held by the Company, pending vesting or forfeiture of the Restricted Shares. Such retained non-cash dividends and other distributions shall be vested or forfeited, as the case may be, upon the vesting or forfeiture of such Restricted Shares. Non-cash dividends and other distributions that vest shall be distributed to the grantee of the Restricted Shares as promptly as practicable after the vesting date. The grantee of Restricted Shares shall be entitled to receive any cash dividends paid with respect to such Shares during the restriction period.

(e) Settlement of Restricted Share Units. An Award of Restricted Share Units that vests shall be settled in cash, whole shares of Company Stock (valued at Fair Market Value as of the settlement date), or a combination thereof, as the Committee shall determine. The mode of settlement shall not violate the Plan’s limitations on available shares or any limitations imposed by the Committee at the time of grant of the Award or at any other time while the Award is unvested and the grantee is still an Employee or Director. Restricted Share Units that vest shall be settled in full during the year that the vesting date occurs, and no later than two and one-half months after the calendar year in which vesting occurs.

Section 9A — Performance Awards and Additional Shares in General

(a) Performance Period and Goals. At the time of grant of a Performance Award, the Committee shall establish one or more performance periods of no less than twelve (12) months with respect to such Performance Award. If the Award is granted during the first fiscal quarter of the Company’s fiscal year, the performance period will commence on the first day of that fiscal year and can also be based on the calendar years. For grants made after the first fiscal quarter of the Company’s fiscal year, the Committee can also use the performance period that starts on the first day of the fiscal year or calendar year, pro-rated as determined by the Committee. Otherwise, the performance period will commence on the date of grant or such other period selected by the Committee. At the time of grant of the Performance Award, the Committee shall also establish one or more business performance goals for the performance period and, if it establishes more than one, the weight to be given each such goal (collectively, “performance goals”). The initial performance goals with respect to a Performance Award may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established. All performance goals shall be subject to the approval of the Board.

(b) Performance Assessment, Vesting and Forfeiture. As soon as practicable after the end of a performance period for a Performance Award, the Committee shall determine the extent to which the performance goals for that Award were attained. Subject to the terms of any applicable award agreement (which terms shall govern), if the grantee of a Performance Award remains an Employee throughout the applicable performance period, and any other conditions imposed by the Committee are satisfied, the Performance Award (or any applicable portion thereof based on the extent the performance-goals are satisfied) shall become vested according to its terms and no longer subject to forfeiture at the end of the applicable performance period. If the grantee ceases to be an Employee during the performance period due to his or her death, Disability or termination by the Company without Cause, then shortly after termination of employment or service for these reasons (but not earlier than after the applicable performance periods are completed and the date the Committee determines that the performance goals are attained) the grantee shall be entitled to receive a pro-rata portion of the portion of the Performance Award that would have otherwise vested if his or her employment or service had continued until the end of such performance period, based on the portion of the performance period that the grantee was employed by the Company, and the remainder of such Performance Award shall be forfeited, unless the Committee determines to waive such forfeiture in whole or in part; provided, however, that in the event of a termination by the Company without Cause, the Committee has no such discretion to waive such forfeiture if the grantee is a Named Executive Officer or an individual that the Committee reasonably believes may become a Named Executive Officer and designates the Performance Award as subject to Section 162(m)’s requirements (a “Prospective NEO”). In the event of termination by the Company without Cause, the grantee must be employed for at least one year after the date the grants were approved to be entitled to a pro rata award. If a grantee who is not a Named Executive Officer otherwise ceases to be an Employee during the applicable performance period for any reason other than death, Disability, or termination by the Company without Cause, or other than following normal retirement, as defined by the Committee, the Committee shall determine the disposition of the Performance Award. Except as stated in the applicable award agreement, if a grantee who is a Named Executive Officer otherwise ceases to be an Employee during the performance period for any reason other than death, Disability termination by the Company without Cause, or following normal retirement, as defined by the Committee, the Performance Award will be forfeited in its entirety. Performance Awards that vest shall be settled during the year that the vesting date occurs, and no later than two and one-half months after the year in which vesting occurs.

(c) Additional Shares. At the end of the performance period, the Committee may recommend a grant of Additional Shares to the grantee of a Performance Award that is settled in Company Stock if the grantee is then an Employee and is not a Named Executive Officer, and the Committee determines that satisfaction of the performance goals so warrants. Additional Shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

(d) Other Matters. The provisions of Section 8(d) of the Plan shall also apply to Performance Shares, and the provisions of Section 8(e) shall also apply to Performance Share Units. The Committee may make interim grants of Awards to new Employees in a fair and equitable manner. The Committee may, in its sole discretion, settle any vested and payable Other Performance Award (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the Committee and the balance in whole shares of Company Stock. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

Section 9B — Performance Awards to Named Executive Officers

(a) Special Provisions Applicable. Notwithstanding other provisions of the Plan, the provisions of this Section 9B shall apply to all Performance Awards granted to Named Executive Officers that are intended to qualify as “qualified performance-based compensation” and that are not subject to the tax deduction limit imposed by Section 162(m). Except as superseded by this Section 9B and unless otherwise stated, all provisions of the Plan applicable to Performance Awards shall also apply to such Performance Awards granted to Named Executive Officers.

(b) Timing of Grants. Performance Awards may be granted to Named Executive Officers only during the first 90 days of the Company’s applicable performance period, except in limited circumstances.

(c) Performance Objectives and Payout Schedules. At or prior to the grant of each Performance Award to a Named Executive Officer or Prospective NEO, the Committee shall establish one or more objectively determinable performance goals (which may be annual, cumulative or based on some other portion of the performance period) for the Award relating to one or more or any combination of the following areas of Company or other business unit performance, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, over the relevant performance period.

(i) Earnings (which includes net profits, operating profits, operating earnings, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes, as specified at the time of the any Performance Award is granted) or earnings per share of Company Stock;

(ii) Revenues;

(iii) Gross Profits;

(iv) Cash flow;

(v) Return on revenues, gross profits, sales, assets or equity;

(vi) Customer or employee retention;

(vii) Customer satisfaction;

(viii) Expenses or expense levels;

(ix) One or more operating ratios;

(x) Stock price;

(xi) Market share;

(xii) Capital expenditures;

(xiii) Net borrowing, debt leverage levels, credit quality or debt ratings;

(xiv) The accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(xv) The Company’s Quality Management System;

(xvi) Shareholder return;

(xvii) Organizational health/productivity;

(xviii) Sales volume; and/or

(xix) Brand or product recognition/acceptance

At the same time, the Committee shall establish a payout schedule for the Performance Award, which shall be a predetermined range from threshold performance amount or level of the target Other Performance Award, Performance Shares and/or Performance Share Units constituting the Award (if actual Company results for the period do not at least equal threshold performance amount or level specified by the Committee, then payout will be zero) to maximum performance amount or level of such Award (if actual Company results for the performance period at least equal the threshold performance goal(s) established) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results. At the time any Performance Award is granted, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not fully taken into account when actual Company results relating to such goal(s) are calculated, and the only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the established payout schedule for the Performance Award shall be objectively determinable adjustments for the items or events so specified.

(d) No Discretion to Increase Awards or Waive Forfeitures. The Committee may establish other preconditions to payout of a Performance Award to a Named Executive Officer, including preconditions that may call for subjective determinations by the Committee. The otherwise scheduled payout on any Performance Award granted to a Named Executive Officer may be reduced by the Committee to the extent it deems appropriate if, in the Committee’s judgment, the Named Executive Officer’s individual performance during the performance period has not warranted the scheduled payout. However, for so long as Code Section 162(m) may require, the payout on any Performance Award granted to a Named Executive Officer that is intended to qualify as “qualified performance based compensation” shall not exceed the payout permissible under the Award’s payout schedule, and no Additional Shares or additional cash amount shall be granted to any Named Executive Officer.

(e) Promotions and New Hires. With respect to a Named Executive Officer who is newly hired or is promoted by the Company during a performance period, the Committee shall grant a Performance Award, or adjust a Performance Award previously granted, to such Named Executive Officer for such performance period pursuant to the provisions of this Section 9B(e); provided, however, that no Performance Award shall be granted or adjusted in such a manner as to cause any such award to fail as “qualified performance-based compensation” within the meaning of section 162(m)(4)(C) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder.

(i) Pro-Rated Performance Awards for Newly-Eligible Executives. A Named Executive Officer who is granted an Performance Award more than 90 days after the beginning of the performance period, either because the Named Executive Officer is newly hired or is promoted into a Named Executive Officer position, will be granted a Performance Award under the Plan for such performance period based on the number of maximum, target, and threshold levels established by the Committee during the first 90 days of the performance period for similar Employees at the new or promoted Named Executive Officer’s award level, with the number of maximum, target, and threshold number of shares that can be earned at each level pro-rated based on the ratio of the number of full months remaining in the performance period on and after the date of hire or promotion (as applicable) to the total number of months in the performance period. For any award grade created between the award grades for which the Committee has established the maximum, target, and threshold levels, straight-line interpolation shall be used to determine the pro-rated number of maximum, target, and threshold shares in accordance with this Section 9B(e).

(ii) Adjustments to Outstanding Performance Awards. If a Named Executive Officer is promoted after the beginning of a performance period, such Employee’s outstanding Performance Award granted for such performance period will be adjusted, effective as of the date of such promotion, based on the number of maximum, target, and threshold levels established by the Committee during the first 90 days of the Performance Period for such Employee’s award level. The adjustments to each such Named Executive Officer’s Performance Award shall be pro-rated on a monthly basis, with the number of maximum, target, and threshold shares for the Employee’s original position and the original achievement levels applicable for the number of full months preceding the effective date of the promotion and the number of maximum, target, and threshold shares for the Employee’s new position applicable and the revised achievement levels for the remaining number of months in the performance period. For any award created between the levels for which the Committee has established the number of maximum, target, and threshold shares as described above, straight-line interpolation shall be used to determine the pro-rated number of maximum, target, and threshold shares in accordance with this Section 9B(e).

(iii) Negative Discretion. Notwithstanding any other provision of this Section 9B(e), the Committee retains the discretion to reduce the amount of any Performance Shares, including a reduction of such amount to zero. By way of illustration, and not in limitation of the foregoing, the Committee may, in its discretion, determine (A) not to grant a pro-rated Performance Award pursuant to Section 9B(e), (B) not to adjust an outstanding Performance Award pursuant to Section 9B(e), (C) to grant a pro-rated Performance Award in a smaller amount than would otherwise be provided by Section 9B(e), or (D) to adjust an outstanding Performance Award to produce a smaller award than would otherwise be provided by Section 9B(e), above.

(f) Certification by Committee. As soon as practicable following the completion of the performance period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Named Executive Officer.

Section 10 — Foreign Awards

The Committee may modify the terms of any type of Award described in Sections 6, 7, 8 or 9A of the Plan for grant to an Employee or Director who is subject to tax or similar laws of a country other than the United States and may grant such modified Award, and structure and grant other types of awards related to appreciation in value of Company Stock, to such an Employee or Director, as the Committee determines necessary or advisable in order to provide such grantee with benefits and incentives comparable (to the extent practically possible) to those which would be provided the grantee if the grantee were not subject to such foreign laws. Notwithstanding the foregoing, if the Employee or Director is also subject to Code Section 409A, the modifications of any type of Award described in Sections 6, 7, 8, or 9A of the Plan, or the structure of other types of awards related to appreciation in value of Company Stock may not be made in a manner that would cause non-compliance with Code Section 409A.

Section 11 — Other Stock-Based Awards

(a) General. The Committee may, in its sole discretion, grant Awards of Company Stock or Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Company Stock (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine including, without limitation, the right to receive one or more shares of Company Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Company Stock or a combination of cash and Company Stock; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). If an Other Stock-Based Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B that otherwise apply to Performance Awards must also be satisfied with respect to such Other Stock-Based Award in order for a grantee to be entitled to payment. Other Stock-Based Awards must provide either that they will be paid no later than 2 1/2 months after the end of the year in which they vest or that they will be paid in a lump-sum payment at a specified time, within the meaning of Treasury Regulation Section 1.409A-3(i)(1)(i).

(b) Director Awards. In addition to any other Award that might be granted to a Director, each Director who is elected at the annual stockholders meeting, whose term continues thereafter, or who is elected between annual stockholders meetings shall receive a portion of his or her Annual Retainer (or pro-rated Annual Retainer for a Director elected between annual stockholders meetings) in the form of Company Stock in a percentage (up to a maximum of 100%) of the Annual Retainer as determined from time to time by the Board.

Unless deferred pursuant to a deferral program adopted by the Company for Directors, with respect to those Directors elected at the annual meeting of stockholders, or whose term continues thereafter, the portion of the Annual Retainer to be paid in the form of Company Stock shall be paid on the first business day next following the date of the annual meeting of stockholders, and with respect to any Director elected to the Board between annual meetings, the portion of the Annual Retainer to be paid in the form of Company Stock will be paid on the first business day following his or her election to the Board (each an “Issue Date”).

Unless otherwise determined by the Board, the number of shares of Company Stock issued to a Director in accordance with Section 11(b) shall be determined by multiplying (x) the Annual Retainer (or pro-rated Annual Retainer for a Director elected between annual stockholders meetings) provided to such Director for the year by (y) the percentage established by the Board in accordance with Section 11(b) for the year and dividing the product of (x) and (y) by the Fair Market Value of a share of Company Stock on the Issue Date. Fractional shares resulting from this formula shall be rounded, up or down, to the nearest whole share at the sole discretion of the Board.

The Board shall determine whether any Award to Directors shall be subject to any restrictions consistent with Section 8 or Section 9A.

(c) At the time of the grant of Awards to Employees pursuant to Section 11(a), the Committee shall require a period of no less than twelve (12) months of continued service by an Employee following the date of grant, except as otherwise provided in the Award or this Plan for death, Disability, or pursuant to Section 15, or with respect to 5 percent (5%) of the maximum number of shares of Company Stock that may be issued or delivered pursuant to Section 5.

Section 12 — Certain Provisions Generally Applicable to Awards

(a) Award Agreements. Each Award (other than any award of Additional Shares and any similar Foreign Award unless the Committee otherwise determines) shall be evidenced by a written agreement setting forth the type, amount and other terms and conditions of such Award, as are not inconsistent with the Plan as the Committee shall have specified with respect to such Award.

(b) Transfer Restrictions; Potential Forfeiture. No Option or SAR, no Other Stock-Based Award, no unvested Performance Award or Restricted Award, no Foreign Award similar to any of the foregoing, and none of the rights or privileges conferred by any such Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner whatsoever, except that, if the Committee determines that such transfer will not violate any requirements of the Securities and Exchange Commission or the Internal Revenue Service, the Committee may permit an intervivos transfer by gift to or for the benefit of a family member of the grantee. Any attempt to sell, assign, pledge, hypothecate or otherwise transfer any such Award or any of the rights and privileges conferred thereby contrary to the provisions of the Plan shall be void and unenforceable against the Company.

(c) Overriding Precondition; Potential Forfeiture. It shall be an overriding precondition to the vesting of each Performance Award, Restricted Award, Other Stock-Based Award, and similar Foreign Award and the exercisability of each Option, SAR and similar Foreign Award: (1) that the grantee of such Award not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any Affiliated Entity or is otherwise inimical to the best interests of the Company and that has not been approved by the Board or the Committee and (2) that the grantee furnish the Committee with all the information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any activity prohibited by the foregoing conditions, all of the grantee’s then outstanding Options, SARs and similar Foreign Awards shall immediately be cancelled, and all of the grantee’s then unvested Restricted Awards, Performance Awards, Other Stock-Based Awards, and similar Foreign Awards shall immediately be forfeited.

For this purpose, the Awards shall state that the grantee agrees that for a period of twelve (12) months after a grantee’s termination of employment, the grantee shall not directly or indirectly, individually, or as a director, employee, officer, principal, agent, or in any other capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity that is in direct competition with the business of the Company as then being carried out (provided, however, that notwithstanding anything to the contrary contained in this Plan, a grantee may own up to two percent (2%) of the outstanding shares of the capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934). A Grantee will acknowledge that Company has operations in all 50 states, the District of Columbia and at least twenty-nine other countries, that the Company’s strategic plan is to continue to expand its operations and presence both domestically and internationally and that grantee’s services are integral to these operations and expansion plans.

In addition, during grantee’s employment with the Company, and any subsidiary thereof, and during the twelve (12) month period following any termination of grantee’s employment for any reason, grantee shall not, except in the course of carrying out his or her duties hereunder, directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate employment with such entity, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, knowingly employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof unless such person shall have ceased to be employed by such entity for a period of at least six (6) months.

Grantee shall not, directly or indirectly, during his or her employment with the Company and during the twelve (12) month period following any termination of grantee’s employment for any reason engage in any Solicitation.

Grantee shall not disparage, slander or injure the business reputation or goodwill of the Company in any material way, including, by way of illustration, through any contact with vendors, suppliers, employees or agents of the Company which could harm the business reputation or goodwill of the Company.

The Company has advised the grantee and the grantee acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information, and that Protected Information has been and will be developed at substantial cost and effort to the Company. All Protected Information shall remain confidential permanently, and the grantee shall not, at any time, directly or indirectly, divulge, furnish, or make accessible to any person, firm, corporation, association, or other entity (otherwise than as may be required in the regular course of the grantee’s employment with the Company), nor use in any manner, either during the term of employment or after termination, at any time, for any reason, any Protected Information, or cause any such information of the Company to enter public domain.

In the event of a violation of this provision, Company retains all rights to seek monetary damages against a grantee or to seek other equitable remedies against the grantee.

For purposes of this Section 12(c), “grantee” refers only to Employees.

(d) Tax Withholding; Notice to Company of Certain Actions. Whenever cash is to be paid pursuant to the settlement of an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

The Committee may provide, on request of a grantee, for withholding of otherwise issuable shares upon the grant, exercise, vesting or settlement of Awards or for the tender of other shares of Company Stock owned by such grantee or holder in order to satisfy tax withholding obligations arising in connection with the grant, exercise, vesting or settlement of an Award. If the Committee grants such elections, it may condition, limit or qualify them in any manner it deems appropriate.

If any grantee shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Code Section 83(b) (i.e., an election to include in gross income in the year of transfer the amounts specified in Code Section 83(b)), the grantee shall notify the Company of such election within ten days of filing notice with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(e) Stockholder Status. The grantee of an Award, and other persons to whom the Award or the grantee’s rights thereunder may pass, shall have no rights or privileges of a holder of shares of Company Stock, in respect of any shares issuable pursuant to or in settlement of such Award, unless and until certificates representing such shares have been issued in their name(s).

Section 13 — No Right to Employment or Award

No person shall have any claim or right to be granted an Award. The grant of an Award shall not confer upon any Employee or Director a right with respect to continued employment or service by the Company or an Affiliated Entity. Further, the Company and each Affiliated Entity reaffirms its at-will employment relationship with its Employees and expressly reserves the right to dismiss a grantee at any time free from any liability or claim, except as provided under this Plan.

Section 14 — Adjustments upon Changes in Capitalization

In the event of a stock split, stock dividend, reverse stock split, combination of shares or conversion or exchange of voting shares for non-voting shares, the Board shall make a proportionate adjustment to the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including the settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a rights offering or any other change in the corporate or capital structure of the Company (other than as provided in the immediately preceding sentence), the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. Any adjustment with respect to an ISO in connection with a transaction to which Section 424(a) of the Code (or its successor) applies shall be made in accordance therewith unless the Board specifically determines otherwise. Notwithstanding the foregoing, the Board shall not make any adjustment to the number of shares covered by outstanding Options or the per share exercise price of such Options or the number of outstanding SARs that would cause the exercise price to be less than the Fair Market Value of the underlying shares on the date the Option or SAR was granted or cause the number of shares subject to the Option or SAR to be other than fixed on the original date of grant of the Option or SAR.

Section 15 Change In Control

(a) Committee Discretion. The Committee may, in its sole discretion and without the consent of a grantee of an Award, either by the terms of the Award or by resolution adopted prior to the occurrence of a Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with the Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 14 of the Plan.

(b) Awards that are Assumed. To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 15(a) of the Plan, then, except as otherwise provided in the applicable Award or in another written agreement with the grantee, or in a Company severance plan, if any:

(i) Any such outstanding Awards that are subject to performance goals shall be converted to service-based Awards by the resulting entity based on the shares of Company Stock payable as if the “target” level performance goal had been achieved, and such converted Awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period;

(ii) All other such outstanding Awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period, if any; and

(iii) Notwithstanding the foregoing, if the Employee’s employment is involuntarily terminated without Cause within two years after such Change in Control, all such outstanding Awards shall become vested and exercisable or be paid (as applicable) in full, effective as of the date of such termination, and any such Awards that are Options or Stock Appreciation Rights shall be cancelled in accordance with Section 15(d) as of the date of termination of employment.

(c) Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 15(a) of the Plan, then, except as otherwise provided in the applicable Award or in another written agreement with the grantee, or in a Company severance plan, if any, then, effective immediately prior to the Change in Control:

(i) All service-based and performance-based vesting restrictions with respect to all such outstanding Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved, and all such Awards shall become fully vested and exercisable or be paid, as applicable, effective as of the date of such Change in Control; and

(ii) All such outstanding Awards that are Options or Stock Appreciation Rights shall be cancelled in accordance with Section 15(d) effective on the Change in Control.

(d) Cancellation Right. The Committee may, in its sole discretion and without the consent of the grantee of an Award, either by the terms of the Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a share on the date of the Change in Control does not exceed the exercise price per share of the applicable Awards.

(e) Miscellaneous.

(i) Any action or determination to be taken by the Committee pursuant to this Section 15 in connection with a Change in Control shall be taken prior to such Change in Control.

(ii) For purposes of Section 15(b), the cancellation of an Award and subjecting a cash equivalent amount to the remaining vesting schedule based on continued service will be treated as a conversion of an Award that is assumed.

(f) Section 409A. Notwithstanding any provision of this Plan to the contrary, and except as otherwise provided in the Award, if (i) an Award is considered a “deferral of compensation” (within the meaning of Section 409A of the Code), (ii) the Award becomes vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control, and (iii) either such Change in Control is not treated as a “change in ownership” of the Company, a “change in the effective control” of the Company or a “change in the effective ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A of the Code) or payment of the Award is not otherwise permitted upon the Change in Control under Section 409A of the Code without the imposition of taxes and penalties, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control, payment of the vested Award will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the grantee on the earliest of: (A) the grantee’s “separation from service” with the Company (as defined for Section 409A of the Code), provided that if the grantee is a “specified employee” (determined pursuant to the Company’s policy for determining specified employees in accordance with Section 409A of the Code), the payment date shall be the first day of the seventh (7th) month after the date of the grantee’s separation from service; (B) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code); or (C) the grantee’s death.

(g) Nonapplication to Fully Vested Awards. This Section 15 shall not apply to any Other Stock-Based Awards or Director Awards granted pursuant to Section 11 that are not subject to any vesting restriction and payment is deferred pursuant to the Company’s Management Retirement Plan or the Non-Employee Directors Deferred Compensation Plan.

Section 16 — Duration, Amendment, Suspension and Termination

The Plan shall become effective upon approval by the Board, subject to approval of the stockholders of the Company, and shall continue in effect for a term of ten (10) years unless terminated by the Board. The Board may amend, suspend or terminate any portion or all of the Plan at any time, but no such Board action shall adversely affect the rights of any grantee or other holder of any Award then outstanding or unvested without the consent of such grantee or holder, unless such amendment or termination is necessary to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, the Plan shall not be amended without the approval of the Company’s stockholders (a) to increase the maximum aggregate number of shares of Company Stock that may be issued under the Plan (except by operation of Section 14); (b) to change the class of persons eligible to receive Incentive Stock Options; or (c) to make any other amendment that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including any applicable Nasdaq listing standard.

Section 17 — Miscellaneous Provisions

(a) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

(b) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any grantee or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, grantee or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board.

Adopted by the Board of Directors of the Company: February 7, 2005, As Amended November 6, 2006, November 8, 2007, February 18, 2010, December 31, 2011, February 12, 2015, and February 15, 2017.